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                                                                   EXHIBIT 99.13


                           NOTICE OF GUARANTEED DELIVERY

                                      FOR

              12 1/2% SENIOR SUBORDINATED NOTES DUE 2010, SERIES A

                                       OF

                              AUTOTOTE CORPORATION

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        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                         [      ], 2001 UNLESS EXTENDED.
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    As set forth in the prospectus dated December   , 2000 (the "Prospectus") of
Autotote Corporation, a Delaware corporation (the "Company"), and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if (1) the certificates for the outstanding 12 1/2% Senior Subordinated Notes due 2010, Series A (the "series A notes"), of the Company are not immediately available or (2) certificates for the series A notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent prior to the expiration of the Exchange Offer or (3) compliance with book-entry transfer procedures cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission, telex or mail to the Exchange Agent no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution (as defined in the Letter of Transmittal) as set forth below.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

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    BY HAND OR OVERNIGHT               FACSIMILE TRANSACTIONS:            BY REGISTERED OR CERTIFIED
          DELIVERY:                  (ELIGIBLE INSTITUTIONS ONLY)                    MAIL:
    The Bank of New York                  (212) 815-[      ]                 The Bank of New York
     101 Barclay Street                       Attention:                      101 Barclay Street
        Floor 7 East                   To Confirm by Telephone                   Floor 7 East
  New York, New York 10286             or for Information Call:            New York, New York 10286
         Attention:                       [(   )    -     ]                       Attention:
   Reorganization Section                                                   Reorganization Section
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION TO A FACSIMILE NUMBER
   OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE
    METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE
       RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH
        RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU
            SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF
          TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF
                              GUARANTEED DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instruction thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).
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Ladies and Gentlemen:

    The undersigned acknowledges receipt of the Prospectus and the related Letter of Transmittal which describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of its 12 1/2% Senior Subordinated Notes due 2010, Series B (the "series B notes") for each $1,000 in principal amount of its issued and outstanding 12 1/2% Senior Subordinated Notes due 2010, Series A (the "series A notes"). The undersigned hereby tenders to the Company the aggregate principal amount of series A notes set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer--Guaranteed Delivery Procedures" section in the Prospectus and the accompanying Letter of Transmittal.

    The undersigned understands that no withdrawal of a tender of series A notes
may be made on or after the 5:00 pm. New York City Time, on [      ], 2001. The
undersigned understands that for a withdrawal of a tender of series A notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

    The undersigned understands that the exchange of series A notes for series B notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (a) (1) certificates representing such series A notes or timely confirmation of a book-entry transfer of such series A notes into the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer--How to Tender Series A Notes for Exchange," (2) the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any required signature guarantees, and (3) this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or (b) a properly transmitted Agent's Message from DTC. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering the series A notes and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal, and the Company may enforce such agreement against such participant. Delivery of an Agent's Message will also constitute acknowledgment from the tendering DTC participant that the representations and warranties in the Letter of Transmittal are true and correct.

    All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
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                                      PLEASE COMPLETE

Principal Amount of series A notes             Name(s) of Registered Holder(s):
Tendered for Exchange: $

Series A notes Certificate No.(s)
(if available):

If series A notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

                                      PLEASE SIGN HERE

                      X
   Signature(s) of Owner(s) or Authorized                          Date
                  Signatory

Area Code and Telephone Number:
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    This Notice of Guaranteed Delivery must be signed by the registered
Holder(s) (as defined in the Letter of Transmittal) of series A notes exactly as its (their) name(s) appear on certificates for series A notes or on a security position listing as the owner of series A notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must provide the following information.

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                   PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby
(1) represents that each holder of series A notes on whose behalf this tender is being made "own(s)" the series A notes covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (2) represents that such tender of series A notes complies with Rule 14e-4 of the Exchange Act and (3) guarantees that, within three business days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the series A notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such series A notes into the Exchange Agent's account at DTC, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

    The undersigned acknowledges that it must deliver the Letter of Transmittal and series A notes tendered hereby to the Exchange Agent within the time period set forth above and the failure to do so could result in financial loss to the undersigned.

  ____________________________________________________________________________
                                  Name of Firm

  ____________________________________________________________________________
                                    Address

  ____________________________________________________________________________
                                    Zip Code

  Area Code and Telephone No. ________________________________________________

  ____________________________________________________________________________
                              Authorized Signature

  ____________________________________________________________________________
                                     Title

  ____________________________________________________________________________
                             (Please Type or Print)

  Dated: _____________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SERIES A NOTES WITH THIS FORM. CERTIFICATES
      FOR SERIES A NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.